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                                                                   Exhibit 10.44
                                                                   -------------



                       EMPLOYMENT CONTINUATION AGREEMENT
                       ---------------------------------

     THIS AGREEMENT between ALABAMA NATIONAL BANCORPORATION, a Delaware corporation (the "Company"), and WILLIAM E. MATTHEWS, V (the "Executive"), is dated as of this 21/st/ day of September, 2000.

                             W I T N E S S E T H :

     WHEREAS, the Company has employed the Executive in a key executive officer position and has determined that the Executive holds a position which is of critical importance to the Company;

     WHEREAS, the Company believes that, in the event it is confronted with a situation that could result in a change in ownership or control of the Company, continuity of management will be essential to its ability to evaluate and respond to such situation in the best interests of stockholders;

     WHEREAS, the Company understands that any such situation will present significant concerns for the Executive with respect to his financial and job security;

     WHEREAS, the Company desires to assure itself of the Executive's services during any period in which it is confronting such a situation and to provide the Executive with certain financial assurances to enable the Executive to perform the responsibilities of his position without undue distraction and to exercise his judgment without bias due to his personal circumstances;

     WHEREAS, to achieve these objectives, the Company and the Executive desire to enter into an agreement providing the Company and the Executive with certain rights and obligations upon the occurrence of a Change of Control (as defined in Section 2 below);

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Company and the Executive as follows:

     SECTION 1.   Operation of Agreement.
                  ----------------------

     (a) Effective Date.  The effective date of this Agreement shall be the date
         --------------
on which a Change of Control occurs (the "Change of Control Date"); provided, however, that if the Executive is not employed by the Company on the Change of Control Date, this Agreement shall be void and without effect.

     SECTION 2.   Definitions.
                  -----------

     (a) Average Closing Price.  "Average Closing Price" shall mean the average
         ---------------------
of the daily closing prices for a share of the Company's common stock, for the twenty (20) trading days preceding the Change of Control Date, on the Composite Tape for the New York Stock Exchange -- Listed Stocks, or, if the common stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the common stock is listed, or, if the common stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the common stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any system then in use.

     (b) Award.  "Award" shall have the meaning ascribed to such term in the
         -----
Performance Share Plan.

     (c) Award Period.  "Award Period" shall have the meaning ascribed to such
         ------------
term in the Performance Share Plan.

     (d) Beneficial Owner.  For purposes of this Agreement, "Beneficial Owner"
         ----------------
shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (e) Change of Control.  For the purposes of this Agreement, a "Change of
         -----------------
Control" shall mean:

         (i) any Person (other than those Persons in control of the Company as of the date of this Agreement, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

         (ii) upon the consummation of any merger, consolidation, or similar transaction or a purchase of securities pursuant to which (x) the members of the Board of Directors of the Company immediately prior to such transaction do not, immediately after the transaction, constitute a majority of the Board of Directors of the surviving entity or (y) the stockholders of the Company immediately preceding the transaction do not, immediately after the transaction, own at least 50% of the combined voting power of the outstanding securities of the surviving entity; or

         (iii) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

     (f) Change of Control Price.  "Change of Control Price" shall have the
         -----------------------
meaning ascribed to such term in the Performance Share Plan.

     (g) Performance Share.  "Performance Share" shall have the meaning ascribed
         -----------------
to such term in the Performance Share Plan.

     (h) Performance Share Plan.  "Performance Share Plan " means that certain
         ----------------------
Second Amendment and Restatement of the Alabama National BanCorporation Performance Share Plan, effective as of April 20, 2000, as such Plan may be amended from time to time.

     (i) Person.  "Person" shall have the meaning ascribed to such term in
         ------
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (j) Potential Change of Control.  For the purposes of this Agreement, a
         ---------------------------
Potential Change of Control shall be deemed to have occurred if:

         (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control;

         (ii) any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control;

         (iii) any Person (other than those Persons in control of the Company as of the date of this Agreement, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) hereafter becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing greater than 10% of the combined voting power of the Company's then outstanding securities (determined by taking into account as though converted

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     or exercised any securities convertible into voting securities or any options exercisable for voting securities, but only to the extent such convertible securities or options are beneficially owned or held by such Person);

          (iv) any Person files soliciting materials intended to result in a change in the composition of the Board of Directors of the Company; or

          (v) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.

     SECTION 3. Events upon Change of Control.
                -----------------------------

     (a) Employment Period.  Subject to Section 6 of this Agreement, the Company
         -----------------
agrees to continue the Executive in its employ, and the Executive agrees to remain in the employ of the Company, for the period (the "Employment Period") commencing on the Change of Control Date and ending on the second anniversary of the Change of Control Date.

     (b) Vesting and Related Rights.  Notwithstanding anything to the contrary
         --------------------------
in this Agreement, in any other agreement between the Executive and the Company or in any Company plan or elsewhere:

          (i) upon the Change of Control Date, all of the Executive's options to purchase common stock or other securities of the Company shall immediately become exercisable in full, and such options may thereafter be exercised, in whole or in part, until the expiration of the applicable option term; if the Executive dies within such period, any unexercised option held by the Executive shall thereafter be exercisable, in whole or in part, for the remainder of such period. All other terms and conditions with respect to such options, including the price, term and treatment upon termination of employment, shall continue to be governed by the applicable Company plan(s) and stock option agreement(s) between the Executive and the Company, as such may be amended from time to time; and

          (ii) the Executive shall be deemed to have earned Performance Shares with respect to each of his Awards outstanding at the Change of Control Date. The number of Performance Shares so earned shall be computed by determining (based on the conditions set by the Compensation Committee of the Company's Board for payment of Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the Change of Control Date; provided that in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level (as identified in the applicable award letter) with respect to all such Awards. Thus, in the event of a Change of Control, the minimum Performance Shares to be awarded shall be equal to the aggregate number of Performance Shares that would have been awarded at the end of the Award Period(s) if the target performance level(s) applicable thereto had been met. Performance Share Awards granted in the year of the Change of Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change of Control. Each Performance Share so earned shall be canceled in exchange for an immediate payment in cash of an amount equal to the Change of Control Price. In addition, upon the cash payment provided for in the preceding sentence, the Company agrees to pay a cash bonus to the Executive in an amount equal to the aggregate amount of the federal and state income taxes that will be incurred by the Executive, based on the highest marginal income tax rates, as a result of (A) the cash payment provided for in the preceding sentence and (B) the cash bonus made pursuant to this sentence.

     SECTION 4.  Position and Duties.
                 -------------------

     (a)  No Reduction in Position.  During the Employment Period, the
          ------------------------
Executive's position (including titles), authority and responsibilities shall be at least commensurate with those held, exercised and assigned immediately prior to the public announcement of the transaction constituting the Change of Control. The Executive's services shall be performed at the location where the Executive was employed immediately preceding the public announcement of the transaction constituting the Change of Control.

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     (b)   Business Time.  From and after the Change of Control Date, the
           -------------
Executive agrees to devote his full attention during normal business hours to the business and affairs of the Company and to perform faithfully and efficiently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for periods of vacation, sick leave and other leave to which he is entitled. It is expressly understood and agreed that the Executive's continuing service on any boards and committees on which he is serving or with which he is otherwise associated immediately preceding the Change of Control Date shall not be deemed to interfere with the performance of the Executive's services to the Company.

     SECTION 5. Compensation.
                ------------

     (a)   Base Salary.  During the Employment Period, the Executive shall
           -----------
receive a base salary at a monthly rate at least equal to the monthly salary paid to the Executive by the Company immediately prior to the Change of Control Date. The base salary shall be reviewed at least once each year after the Change of Control Date, and may be increased (but not decreased) at any time and from time to time by action of the Board of Directors or any committee thereof or any individual having authority to take such action in accordance with the Company's regular practices. The Executive's base salary, as it may be increased from time to time, shall hereafter be referred to as "Base Salary". Neither the Base Salary nor any increase in Base Salary after the Change of Control Date shall serve to limit or reduce any other obligation of the Company hereunder.

     (b)   Annual Bonus and Incentive Compensation.  During the Employment
           ---------------------------------------
Period,in addition to the Base Salary, for each fiscal year of the Company ending during the Employment Period, the Executive shall be entitled to receive:

          (i) an annual bonus which is at least equal to the greater of (A) the highest annual bonus, including without limitation any bonus provided under the Company's Annual Incentive Plan, that had been payable to the Executive in respect of either of the last two fiscal years ended immediately prior to the Change of Control Date or (B) the amount that would have been payable to the Executive as a target bonus for the year in which the Change of Control occurs under the Company's Annual Incentive Plan; and

          (ii) long-term incentive compensation opportunities (including but not limited to Performance Share Awards) on terms and conditions no less favorable to the Executive than those applicable to the Executive prior to the Change of Control Date.

Any amount payable hereunder as an annual bonus shall be paid as soon as practicable following the year for which the amount is payable, unless electively deferred by the Executive pursuant to any deferral programs or arrangements that the Company may make available to the Executive.

     (c)  Benefit Plans.  During the Employment Period, the Executive (and, to
          -------------
the extent applicable, his dependents) shall be entitled to participate in or be covered under all pension, retirement, deferred compensation, savings, medical, dental, health, disability, group life, accidental death and travel accident insurance plans at a level that is commensurate with the Executive's participation in such plans immediately prior to the Change of Control Date, or, if more favorable to the Executive, at the level made available to the Executive or other similarly situated officers at any time thereafter. The Executive shall also be entitled to receive such perquisites as were generally provided to the Executive in accordance with the Company's policies and practices immediately prior to the Change of Control Date.

     (d)  Expenses.  During the Employment Period, the Executive shall be
          --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company as in effect immediately prior to the Change of Control Date. Notwithstanding the foregoing, the Company may apply the policies and procedures in effect after the Change of Control Date to the Executive, if such policies and procedures are more favorable to the Executive than those in effect immediately prior to the Change of Control Date.

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     (e)   Indemnification.  During and after the Employment Period, the Company
           ---------------
shall indemnify the Executive and hold the Executive harmless from and against any claim, loss or cause of action arising from or out of the Executive's performance as an officer, director or employee of the Company or any of its subsidiaries or in any other capacity, including any fiduciary capacity, in which the Executive serves at the request of the Company to the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-Laws (the "Governing Documents"); provided, however, that in no event shall the protection afforded to the Executive hereunder be less than that afforded under the Governing Documents as in effect immediately prior to the Change of Control Date.

     SECTION 6. Termination.
                -----------

     (a)   Death, Disability or Retirement.  This Agreement shall terminate
           -------------------------------
automatically upon the Executive's death, termination due to "Disability" (as defined below) or voluntary retirement under any of the Company's retirement plans as in effect from time to time. For purposes of this Agreement, Disability shall mean the Executive's inability to perform the duties of his position, as determined in accordance with the policies and procedures applicable with respect to the Company's long-term disability plan, as in effect immediately prior to the Change of Control Date.

     (b)   Voluntary Termination.  Notwithstanding anything in this Agreement to
           ---------------------
the contrary, following a Change of Control the Executive may, upon not less than 10 days' written notice to the Company, voluntarily terminate his employment for any reason (including early retirement under the terms of any of the Company's retirement plans as in effect from time to time); provided, however, that any termination by the Executive pursuant to Section 6(d) on account of Good Reason (as defined therein) shall not be treated as a voluntary termination under this Section 6(b).

     (c)   Cause.  The Company may terminate the Executive's employment for
           -----
Cause. For purposes of this Agreement, "Cause" means:

           (i) the Executive's conviction or plea of nolo contendere to a felony;

           (ii) an act or acts of extreme dishonesty or gross misconduct on the Executive's part which result or are intended to result in material damage to the Company's business or reputation; or

           (iii) repeated material violations by the Executive of his obligations under Section 4 of this Agreement, which violations are demonstrably willful and deliberate on the Executive's part and which result in material damage to the Company's business or reputation.

     (d)   Good Reason.  Following the occurrence of a Change of Control, the
           -----------
Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" means the occurrence of any of the following, without the express written consent of the Executive, after the occurrence of a Change of Control:

           (i) (A) the assignment to the Executive of any duties inconsistent in any material adverse respect with the Executive's position, authority or responsibilities as contemplated by Section 4 of this Agreement, or (B) any other material adverse change in such position, including titles, authority or responsibilities;

           (ii) any failure by the Company to comply with any of the provisions of Section 5 of this Agreement, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the Executive;

           (iii) the Company's requiring the Executive to be based, or to perform a substantial potion of his duties with the Company, at any office or location more than 20 miles from that location at which he performed his services specified under the provisions of Section 4 immediately prior to the Change of Control Date, except for travel reasonably required in the performance of the Executive's responsibilities; or

          (iv) any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by
     Section 11(b).

     In no event shall the mere occurrence of a Change of Control, absent any further impact on the Executive, be deemed to constitute Good Reason.

     (e)   Notice of Termination. Any termination by the Company for Cause or by
           ---------------------
the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(e). For purposes of this Agreement, a "Notice of Termination" means a written notice given, in the case of a termination for Cause, within 10 business days of the Company's having actual knowledge of the events giving rise to such termination, and in the case of a termination for Good Reason, within 180 days of the Executive's having actual knowledge of the events giving rise to such termination, and which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

     (f)   Date of Termination.  For the purpose of this Agreement, the term
           -------------------
"Date of Termination" means (i) in the case of a termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, and (ii) in all other cases, the actual date on which the Executive's employment terminates during the Employment Period.

     SECTION 7. Obligations of the Company upon Termination.
                -------------------------------------------

     (a)   Death or Disability.  If the Executive's employment is terminated
           -------------------
during the Employment Period by reason of the Executive's death or Disability, this Agreement shall terminate without further obligations to the Executive or the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the Date of Termination, and the Company shall pay to the Executive (or his beneficiary or estate):

           (i) the Executive's full Base Salary through the Date of Termination (the "Earned Salary"),

           (ii) any vested amounts or benefits owing to the Executive under the Company's otherwise applicable employee benefit plans and programs, including any compensation previously deferred by the Executive (together with any accrued earnings thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (the "Accrued Obligations"), and

           (iii) any other benefits payable due to the Executive's death or Disability under the Company's plans, policies or programs (the "Additional Benefits").

Any Earned Salary shall be paid in cash in a single lump sum as soon as practicable, but in no event more than 10 business days (or at such earlier date required by law), following the Date of Termination. Accrued Obligations and Additional Benefits shall be paid in accordance with the terms of the applicable plan, program or arrangement.

     (b)   Cause and Voluntary Termination.  If, during the Employment Period,
           -------------------------------
the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive (other than on account of Good Reason following a Change of Control) in accordance with Section 6(b), the Company shall pay the Executive (i) the Earned Salary in cash in a single lump sum as soon as practicable, but in no event more than 10 days, following the Date of Termination, and (ii) the Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement.

     (c)   Termination by the Executive for Good reason and Termination by the
           -------------------------------------------------------------------
Company other than for Cause.
----------------------------

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

     (i)     Lump Sum Payments.  If (X) the Company terminates the Executive's
             -----------------
employment other than for Cause during the Employment Period or (Y) the Executive terminates his employment for Good Reason at any time during the Employment Period, then the Company shall pay to the Executive the following amounts:

             (A)  the Executive's Earned Salary;

             (B) a cash amount (the "Severance Amount") equal to three (3) times the sum of (1) the Executive's annual Base Salary; (2) the greater of
     (X) the average of the bonus amount payable (including any amounts payable under the Annual Incentive Plan) to the Executive for the three fiscal years of the Company immediately preceding the Change of Control Date or
     (Y) the average of the bonus amount payable (including any amount payable under the Annual Incentive Plan) to the Executive for the three fiscal years of the Company ending immediately prior to the Date of Termination; and (3) an amount determined by multiplying (i) the aggregate number of Performance Shares, as designated in the award letter issued in the calendar year in which the Change of Control occurs, to be awarded to the Executive at the target performance level, and (ii) the Average Closing Price; and

             (C)  the Accrued Obligations.

The Earned Salary and Severance Amount shall be paid in cash in a single lump sum as soon as practicable, but in no event more than 10 business days (or at such earlier date required by law), following the Date of Termination. Accrued Obligations shall be paid in accordance with the terms of the applicable plan, program or arrangement.

     (ii)    Supplemental Retirement Benefit.  In the event the Executive is
             -------------------------------
entitled to receive the Severance Amount described in Section 7(c)(i), the Executive (and, to the extent applicable, his dependents) shall be entitled to receive a supplemental retirement benefit payable pursuant to a deferred annuity contract issued by a solvent insurer mutually acceptable to the Company and the Executive and purchased by the Company and delivered to the Executive within 60 days after the Date of Termination. Such annuity contract shall provide for monthly payments on and after the Executive's 65th birthday and 100% survivor benefits to the Executive's spouse for such individual's lifetime in the event of the Executive's death prior to or after age 65. The monthly benefits to be provided by the annuity shall be determined as follows:

             (A) three years shall be added to Executive's credited service as determined at Date of Termination under the terms of the NBC Pension Plan (the "Pension Plan") as in effect immediately prior to the Change of Control Date (subject to any applicable maximum on credited service);

             (B) using such adjusted credited service, a new monthly benefit for life commencing at age 65 shall be determined as of the Date of Termination under the terms of the Pension Plan;

             (C) from such monthly benefit as calculated in (B) above shall be subtracted the monthly vested deferred benefit of Executive due to be paid on and after attainment of age 65, if any, pursuant to the terms of all defined benefit pension plans, active or frozen, in which Executive is a participant at his Date of Termination if such plans are sponsored by the Company, its successors or affiliates thereof; and

             (D) in accordance with the terms of the Pension Plan, the difference described in (C) next above shall be converted from a monthly lifetime benefit after age 65 to the actuarial equivalent monthly benefit on and after attainment of age 65 which provides the 100% survivorship feature first above described in this Section 7(c)(ii).

For purposes of making the foregoing determinations, at the request of Executive in the Notice of Termination given by Executive or in writing within 3 days of Executive's receipt of Notice of Termination, but in either event at Company expense, the independent pension consultants most recently used by Company in connection with its qualified pension plan prior to the Change of Control Date shall be engaged and shall certify the benefits due Executive under this Section 7(c)(ii) in writing within 30 days after the Date of Termination. If the amount to be offset under subparagraph (C) above shall not be determined by the end of a period of 30 days after the Date of Termination, no such offset shall be permitted.

          (iii)  Continuation of Benefits.  In the event the Executive is
                 ------------------------
      entitled to receive the Severance Amount described in Section 7(c)(i), the Executive (and, to the extent applicable, his dependents) shall be entitled, after the Date of Termination until the earlier of (1) the second anniversary of the Date of Termination (the "End Date") or (2) the date the Executive becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer, to continue participation in all of the Company's employee welfare benefit plans including, without limitation, the Company's hospital, medical, accident, disability and life insurance plans (the "Benefit Plans") as were generally provided to the Executive in accordance with the Company's policies and practices immediately prior to the Change of Control Date. To the extent any such benefits cannot be provided under the terms of the applicable plan, policy or program, the Company shall provide a comparable benefit under another plan or from the Company's general assets. The Executive's participation in the Benefit Plans will be on the same terms and conditions that would have applied had the Executive continued to be employed by the Company through the End Date.

      (d) Discharge of the Company's Obligations.  Except as expressly provided
          --------------------------------------
in the last sentence of this Section 7(d), the amounts payable to the Executive pursuant to this Section 7 (whether or not reduced pursuant to Section 7(e)) following termination of his employment shall be in full and complete satisfaction of the Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to the Executive in connection with this Agreement or otherwise in connection with the Executive's employment with the Company and its subsidiaries. Nothing in this Section 7(d) shall be construed to release the Company from its commitment to indemnify the Executive and hold the Executive harmless from and against any claim, loss or cause of action arising from or out of the Executive's performance as an officer, director or employee of the Company or any of its subsidiaries or in any other capacity, including any fiduciary capacity, in which the Executive served at the request of the Company to the maximum extent permitted by applicable law and the Governing Documents.

      (e) Certain Further Payments by the Company.
          ---------------------------------------

          (i) In the event that any amount or benefit paid or distributed to the Executive pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to the Executive by the Company or any affiliated company including, without limitation, any distribution or payment made pursuant to the terms of the Company's compensation plans or arrangements (collectively, the "Covered Payments"), are or become subject to the tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax that may hereafter be imposed, the Company shall pay to the Executive at the time specified in Section 7(e)(v) below an additional amount (the "Tax Reimbursement Payment") such that the net amount retained by the Executive with respect to such Covered Payments, after deduction of any Excise Tax on the Covered Payments and any Federal, state and local income or employment tax and Excise Tax on the Tax Reimbursement Payment provided for by this Section 7(e), but before deduction for any Federal, state or local income or employment tax withholding on such Covered Payments, shall be equal to the amount of the Covered Payments.

          (ii) For purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax, (A) such Covered Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Company's independent certified public accountants appointed prior to the Change of Control Date or tax counsel selected by such Accountants (the

      "Accountants"), the Company has a reasonable basis to conclude that such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for personal services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax, and (B) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

          (iii) For purposes of determining the amount of the Tax Reimbursement Payment, the Executive shall be deemed to pay:

                 (A) Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made, and

                 (B) any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year.

          (iv) In the event that the Excise Tax is subsequently determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to be less than the amount taken into account hereunder in calculating the Tax Reimbursement Payment made, the Executive shall repay to the Company, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Tax Reimbursement Payment that would not have been paid if such Excise Tax had been applied in initially calculating such Tax Reimbursement Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Tax Reimbursement Payment to be refunded to the Company has been paid to any Federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed interest received or credited to the Executive by such tax authority for the period it held such portion. The Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if the Executive's good faith claim for refund or credit is denied.

     In the event that the Excise Tax is later determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including, but not limited to, by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalty payable with respect to such excess) at the time that the amount of such excess is finally determined.

          (v) The Tax Reimbursement Payment (or portion thereof) provided for in Section 7(e)(i) above shall be paid to the Executive not later than 10 business days following the payment of the Covered Payments; provided, however, that if the amount of such Tax Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall pay to the Executive by such date an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than 45 calendar days after payment of the related Covered Payment. In the event that the amount of the estimated Tax Reimbursement Payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth business day after written demand by the Company for payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

     SECTION 8. Non-Exclusivity of Rights.  Except as expressly provided herein,
                -------------------------
nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

     SECTION 9. Full Settlement.  The Company's obligation to make the payments
                ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others whether by reason of the subsequent employment of the Executive or otherwise.

     SECTION 10.  Legal Fees and Expenses.  If the Executive asserts any claim
                  -----------------------
in any contest (whether initiated by the Executive or by the Company) as to the validity, enforceability or interpretation of any provision of this Agreement, the Company shall pay the Executive's legal expenses (or cause such expenses to be paid) including, without limitation, his reasonable attorney's fees, on a quarterly basis, upon presentation of proof of such expenses; provided, however, that the Executive shall reimburse the Company for such amounts, plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect from time to time, compounded annually, if the Executive shall not prevail, in whole or in part, as to any material issue as to the validity, enforceability or interpretation of any provision of this Agreement.

     SECTION 11.  Successors.
                  ----------

     (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

     SECTION 12.  Miscellaneous.
                  -------------

     (a) Applicable Law.  This Agreement shall be governed by and construed and
         --------------
conferred in accordance with the laws of the State of Delaware (and, as applicable, Title 9 of the U.S. Code) applied without reference to principles of conflict of laws.

     (b) Arbitration.  Any dispute or controversy arising under or in connection
         -----------
with this Agreement shall be resolved by binding arbitration. The arbitration shall be held at a site selected by the arbitrators and except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Expedited Employment Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration, and otherwise in accordance with principles which would be applied by a court of law or equity. The arbitrator shall be acceptable to both the Company and the Executive. If the parties cannot agree on an acceptable arbitrator, the dispute shall be heard by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators.

     (c) Amendments.  This Agreement may be amended or modified by the Board of
         ----------
Directors at any time prior to a Change in Control; provided, however, that subsequent to the occurrence of a Potential Change in Control, this Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. Notwithstanding the foregoing sentence, in the event that subsequent to the occurrence of a Potential Change in Control (i) the Board of Directors makes a good faith determination that the events giving rise to a Potential Change in Control will not result in the occurrence of a Change in Control or (ii) an actual Change in Control has not occurred after the first anniversary of the occurrence of a Potential Change in Control (or any Potential Change in Control events occurring after the initial Potential Change in Control), the foregoing limitation on the amendment or modification of this Agreement shall cease to apply unless and until it thereafter again becomes effective by reason of the occurrence of another Potential Change in Control or any actual Change in Control.

     (d)   Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive: at the home address of the Executive noted on the records of the Company

     If to the Company:  Alabama National BanCorporation
                    1927 First Avenue North
                    Birmingham, Alabama 35203
                    Attn.:  Chairman of the Board of Directors

                With a copy to:

                    Mark L. Drew
                    Maynard, Cooper & Gale, P.C.
                    1901 Sixth Avenue North
                    2400 AmSouth/Harbert Plaza
                    Birmingham, Alabama  35203

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (e)   Entire Agreement.  Upon the Change of Control Date, unless otherwise
           ----------------
provided herein, this Agreement shall constitute the entire agreement between the parties hereto with respect to the matters referred to herein. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. In the event any provision of this Agreement is invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected. The Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences.


     IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

                                    ALABAMA NATIONAL BANCORPORATION

                                    By: /s/ John H. Holcomb, III
                                        ------------------------
                                    Name:   John H. Holcomb, III
                                            --------------------
                                    Title:  Chairman and CEO
                                            ----------------

                                    EXECUTIVE

                                    Signature: /s/ William E. Matthews, V
                                               --------------------------
                                    Name: William E. Matthews, V
                                          ----------------------
                                    Title: Executive Vice President and Chief
                                           ----------------------------------
                                           Financial Officer
                                           -----------------